                                                                     EXHIBIT 2.3

                             BLUM VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "AGREEMENT"), dated as of July 16, 2002, is entered into by and among URS CORPORATION, a Delaware corporation ("PARENT"), BLUM CAPITAL PARTNERS, L.P., a California limited partnership ("BLUM CAPITAL"), BLUM STRATEGIC PARTNERS, L.P. a Delaware limited partnership, BK CAPITAL PARTNERS IV, L.P., a California limited partnership, STINSON CAPITAL PARTNERS III, L.P., a Delaware limited partnership, STINSON CAPITAL PARTNERS II, L.P., a California limited partnership, STINSON CAPITAL PARTNERS, L.P., a California limited partnership and STINSON CAPITAL FUND (CAYMAN), LTD., a company incorporated under the laws of the Cayman Islands (collectively, "BLUM LIMITED PARTNERSHIPS" and together with Blum Capital, "BLUM"). Capitalized terms used but not defined herein have the meanings specified for such terms in the Merger Agreement (defined below).

                                    RECITALS

        WHEREAS, on July 16, 2002, Parent, URS Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("MERGER SUB 1"), URS-LSS Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("MERGER SUB 2"), Carlyle-EG&G Holdings Corp., a Delaware corporation ("EG&G") and Lear Siegler Services, Inc., a Delaware corporation ("LEAR"), entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), pursuant to which EG&G will be merged with and into Merger Sub 1, and Lear will be merged with and into Merger Sub 2 (the "MERGER"), with each of Merger Sub 1 and Merger Sub 2 as a surviving corporation;

        WHEREAS, subject to Parent obtaining the approval of its stockholders, shares of Parent's Series D Convertible Participating Preferred Stock, par value $.01 per share ("BRIDGE PREFERRED STOCK"), will automatically convert into shares of Parent Common Stock; and

        WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Blum Limited Partnerships have agreed to enter into this Agreement, upon the terms and subject to the conditions hereinafter set forth, with respect to the number of shares of Parent Common Stock owned by each respective Blum Limited Partnership, as set forth on SCHEDULE I hereto and owned by the Blum Managed Accounts (defined below), as set forth on SCHEDULE II hereto;

        NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE 1

                            AGREEMENT TO VOTE SHARES

        SECTION 1.1   AGREEMENT TO VOTE.

               (a) Each of the Blum Limited Partnerships hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of Parent, however called, and in


                                       1.

any action by consent of the stockholders of Parent, such stockholder will vote or cause to be voted: (i) all of the shares of Parent Common Stock set forth opposite such stockholder's name on SCHEDULE I hereto and (ii) any and all shares of Parent Common Stock acquired by such stockholder on or after the date hereof, subject to the termination of this Agreement pursuant to Section 5.1 hereof, to approve the issuance of Parent Common Stock upon conversion of the Bridge Preferred Stock.

               (b) Blum Capital hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of Parent, however called, and in any action by consent of the stockholders of Parent, it will vote or cause to be voted: (i) all of the shares of Parent Common Stock set forth opposite the name of the account for which it has investment and voting discretion set forth on SCHEDULE II hereto (the "Blum Managed Accounts") and
(ii) any and all shares of Parent Common Stock acquired by Blum on behalf of such Blum Managed Accounts on or after the date hereof, subject to the termination of this Agreement pursuant to Section 5.1 hereof, to approve the issuance of Parent Common Stock upon conversion of the Bridge Preferred Stock. Notwithstanding the foregoing, this Section 1.1(b) shall not require Blum to vote, or cause to be voted, with respect to any matter presented to the stockholders of Parent for a vote, any shares of Parent Common Stock that Blum sells in accordance with Section 3.3 prior to the record date with respect to the vote on such matter.

        SECTION 1.2   ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

        In the event of any change in the shares of Parent Common Stock by reason of any stock dividends, splits, mergers, recapitalizations or other changes in the corporate or capital structure of Parent, the number and kind of shares of Parent Common Stock subject to this Agreement shall be appropriately adjusted.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES
                OF THE BLUM LIMITED PARTNERSHIPS AND BLUM CAPITAL

        Each of the Blum Limited Partnerships and Blum Capital hereby severally represents and warrants to Parent as follows:

        SECTION 2.1   TITLE TO PARENT COMMON STOCK.

               (a) As of the date hereof, each Blum Limited Partnership is the record and beneficial owner of the number of shares of Parent Common Stock set forth opposite such stockholder's name on SCHEDULE I hereto, and such shares of Parent Common Stock are all of the Parent Common Stock owned, either of record or beneficially, by such Blum Limited Partnership. Such shares of Parent Common Stock are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever other than pursuant to this Agreement, except as disclosed to Parent prior to the execution and delivery of this Agreement. Such Blum Limited Partnership has not appointed or granted any proxy, which appointment or grant is still in effect, with respect to such shares of Parent Common Stock.


                                       2.

               (b) As of the date hereof, Blum Capital is the investment manager for the Blum Managed Accounts, and has sole investment and voting discretion with respect to the shares of Parent Common Stock held by the Blum Managed Accounts (subject to the right of the beneficial owners of the Blum Managed Accounts to terminate the management agreements relating thereto). The Blum Managed Accounts are the record and beneficial owner of the number of shares of Parent Common stock set forth opposite such Blum Managed Account's name on
SCHEDULE II hereto, and such shares of Parent Common Stock are all of the Parent Common Stock owned, either of record or beneficially, by such Blum Managed Account. Such shares of Parent Common Stock are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever other than pursuant to this Agreement, except as disclosed to Parent prior to the execution and delivery of this Agreement. Except for the grant of voting and investment discretion to Blum Capital, such Blum Managed Account has not appointed or granted any proxy, which appointment or grant is still in effect, with respect to such shares of Parent Common Stock.

        SECTION 2.2   AUTHORITY RELATIVE TO THIS AGREEMENT.

        Each of the Blum Limited Partnerships and Blum Capital has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Blum Limited Partnerships and Blum Capital and the consummation of the transactions contemplated hereby have been duly and validly authorized by all corporate or other applicable actions on the part of such person necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by each of the Blum Limited Partnerships and Blum Capital and constitutes a legal, valid and binding obligation of such person, enforceable against such person in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

        SECTION 2.3   NO CONFLICT.

               (a) Neither the execution and delivery of this Agreement nor the consummation by such stockholder of the transactions contemplated hereby will
(i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Blum Limited Partnership or Blum Capital, or by which the shares of Parent Common Stock owned by such stockholder are bound or affected or (ii) conflict with, or constitute a violation of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the shares of Parent Common Stock owned by such stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such stockholder is a party or by which such stockholder or the shares of Parent Common Stock owned by such stockholder are bound or affected, except for any such conflicts, violations,


                                       3.

breaches, defaults or other occurrences that would not prevent or delay the performance by such stockholder of its obligations under this Agreement.

               (b) The execution and delivery of this Agreement by the Blum Limited Partnerships or Blum Capital does not, and the performance of this Agreement by such Blum Limited Partnerships or Blum Capital will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or delay the performance by such person of its obligations under this Agreement.

                                    ARTICLE 3

           COVENANTS OF THE BLUM LIMITED PARTNERSHIPS AND BLUM CAPITAL

        SECTION 3.1   NO INCONSISTENT AGREEMENTS.

        Each of the Blum Limited Partnerships and Blum Capital hereby covenants and agrees that, except as contemplated by this Agreement or the Merger Agreement, it shall not enter into any voting agreement or grant a proxy or power of attorney with respect to its shares of Parent Common Stock that is inconsistent with this Agreement.

        SECTION 3.2   REGISTRATION RIGHTS AGREEMENT.

        Blum Strategic Partners, L.P. and Blum Capital hereby covenant and agree to execute the Registration Rights Agreement, attached hereto as EXHIBIT A, on or prior to the Closing Date.

        SECTION 3.3   TRANSFER OF TITLE.

        Each of the Blum Limited Partnerships and Blum Capital hereby covenants and agrees that, so long as this Agreement is in effect, it will not transfer or cause to be transferred record or beneficial ownership of any of the shares of Parent Common Stock (including to its partners) owned by the Blum Limited Partnerships or the Blum Managed Accounts, unless the transferee agrees in writing (which written agreement must be in form reasonably acceptable to Parent and enforceable by Parent) to be bound by the terms and conditions of this Agreement. The preceding sentence shall not apply to any disposition of Parent Common Stock by a Blum Limited Partnership or a Blum Managed Account (a) in accordance with Rule 144 pursuant to the Securities Act of 1933, as such rule may be amended from time to time, or any successor rule or regulation, or (b) pursuant to a registration statement prepared in accordance with the Registration Rights Agreement, attached hereto as EXHIBIT A.

                                    ARTICLE 4
                               COVENANTS OF PARENT

        SECTION 4.1 OTHER AGREEMENTS. Parent hereby covenants that it shall not amend, waive, forgive performance of or terminate any agreement it now has or hereafter enters into obligating one or more of its stockholders to vote, or pursuant to which one or more of its stockholders agrees to vote, in favor of the Merger, the Merger Agreement (as it may be


                                       4.

amended from time to time), the transactions contemplated by the Merger Agreement and the issuance of Parent Common Stock upon conversion of the Bridge Preferred Stock and that it shall enforce any rights it has pursuant to any such agreement.

                                    ARTICLE 5

                                   TERMINATION

        SECTION 5.1   TERMINATION.

        This Agreement shall terminate automatically upon the earlier of (a) the later to occur of (x) the Effective Time and (y) the date on which Parent obtains the Parent Stockholder Approval and (b) the valid termination of the Merger Agreement for any reason other than the failure to receive the approval of the Merger Agreement by the stockholders of EG&G or Lear.

        SECTION 5.2   EFFECT OF TERMINATION.

        In the event of the termination of this Agreement pursuant to Section
5.1 hereof, this Agreement shall forthwith become void and have no effect, without liability on the part of any party hereto or its trustees, partners, beneficiaries, directors, officers, stockholders or affiliates.

                                    ARTICLE 6

                                  MISCELLANEOUS

        SECTION 6.1   NOTICES.

        All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        If to Parent, to:

               URS CORPORATION
               100 California Street, Suite 500
               San Francisco, CA  94111
               Attention:  Kent P. Ainsworth
               Telecopy No.: (415) 398-2621

        with copies to:

               COOLEY GODWARD LLP

               One Maritime Plaza, 20th Floor
               San Francisco, CA  94111-3580
               Attention:  Samuel M. Livermore


                                       5.

               Telecopy No.  (415) 951-3699

        If to Blum, to:

               BLUM STRATEGIC PARTNERS, L.P.
               and/or Blum Capital Partners, L.P.
               909 Montgomery Street
               San Francisco, CA  94133
               Attention:  Murray A. Indick
               Telecopy No.  (415) 434-3130

        with copies to:

               WILMER, CUTLER & PICKERING
               2445 M Street, N.W.
               Washington, D.C.  20037
               Attention:  Eric R. Markus
               Telecopy No. (202) 663-6363

Any party from time to time may change its address for the purposes of notices hereunder by giving written notice to the other parties hereto of such new address.

        SECTION 6.2   ENTIRE AGREEMENT.

        This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and replaces and supersedes all prior agreements or understandings, both written and oral, among the parties hereto, or among the parties hereto and other parties, relating to the voting of shares of Parent or any other entity with respect to any of the transactions contemplated by the Merger Agreement.

        SECTION 6.3   STOCKHOLDER CAPACITY.

        Each of the Blum Limited Partnerships signs solely in its capacity as the record holder and beneficial owner of such shares of Parent Common Stock. Blum Capital signs solely in its capacity as the investment manager for the Blum Managed Accounts and, as to representations made about the shares of Parent Common Stock owned by the Blum Managed Accounts, such representations are limited to the knowledge of Blum Capital (other than the representation as to the record ownership of such shares and the representations as to Blum's authority to vote and dispose of such shares).

        SECTION 6.4   SPECIFIC PERFORMANCE.

        The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto: (a) consents to submit such party to the personal jurisdiction of any federal court in the event any dispute arises out of this Agreement or


                                       6.

any of the transactions contemplated hereby; (b) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a federal court sitting in the state of Delaware or a Delaware state court; and (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

        SECTION 6.5   SEVERABILITY.

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall not in any way be affected or impaired thereby so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party.

        SECTION 6.6   AMENDMENT.

        This Agreement may be amended only by a written instrument signed by each of the parties hereto.

        SECTION 6.7   ASSIGNMENT.

        Except as required by operation of law, this Agreement shall not be assignable by the parties hereto without the prior written consent of each of the other parties. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

        SECTION 6.8   GOVERNING LAW.

        This Agreement shall be governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.


                                       7.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, in two or more counterparts, each of which shall be deemed to be an original and all of which collectively shall be deemed to be one and the same instrument, as of the date first written above.

PARENT                               URS CORPORATION

                                     By: /s/ Kent P. Ainsworth
                                        ----------------------------------------
                                         Kent P. Ainsworth, Executive Vice
                                         President, Chief Financial Officer and
                                         Secretary


                       Voting Agreement - Signature Page

BLUM STRATEGIC                      BLUM STRATEGIC PARTNERS, L.P.

                                       BY:  BLUM STRATEGIC GP, L.L.C., ITS
                                            GENERAL PARTNER

                                       By: /s/ N. Colin Lind
                                          --------------------------------------
                                           N. Colin Lind, Managing Member

BLUM CAPITAL                        BLUM CAPITAL PARTNERS, L.P.

                                       BY:  RICHARD C. BLUM & ASSOCIATES, INC.,
                                            ITS GENERAL PARTNER

                                       By: /s/ N. Colin Lind
                                          --------------------------------------
                                            N. Colin Lind, Managing Partner

BLUM LIMITED PARTNERSHIPS           BK CAPITAL PARTNERS IV, L.P.
                                    STINSON CAPITAL PARTNERS, L.P.
                                    STINSON CAPITAL PARTNERS II, L.P.
                                    STINSON CAPITAL PARTNERS III, L.P.

                                    BY:     BLUM CAPITAL PARTNERS, L.P., ITS

                                    GENERAL PARTNER

                                    BY:     RICHARD C. BLUM & ASSOCIATES, INC.,
                                    ITS     GENERAL PARTNER

                                    By: /s/ N. Colin Lind
                                        ----------------------------------------
                                            N. Colin Lind, Managing Partner

                                    STINSON CAPITAL FUND (CAYMAN), LTD.

                                    BY:     BLUM CAPITAL PARTNERS, L.P., ITS
                                            INVESTMENT ADVISOR

                                    BY:     RICHARD C. BLUM & ASSOCIATES, INC.,
                                    ITS     GENERAL PARTNER

                                    By: /s/ N. Colin Lind
                                        ----------------------------------------
                                            N. Colin Lind, Managing Partner


                       Voting Agreement - Signature Page

                                   SCHEDULE I

BLUM LIMITED PARTNERSHIPS                              COMMON STOCK OF PARENT
-------------------------                              ----------------------
Blum Strategic Partners, L.P.                                 5,845,104
BK Capital Partners IV, L.P.                                    346,195
Stinson Capital Partners III, L.P.                              151,400
Stinson Capital Partners II, L.P.                               102,700
Stinson Capital Partners, L.P.                                  452,398
Stinson Capital Fund (Cayman), Ltd.                              34,267


                                     II-1.

                                   SCHEDULE II

MANAGED ACCOUNT                                 COMMON STOCK OF PARENT
---------------                                 ----------------------
The Common Fund                                           757,980
United Brotherhood of Carpenters                           11,500


                                     III-1.

                                    EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT


                [Exhibit E to the Agreement and Plan of Merger]

                                    EXHIBIT B

                   MANAGEMENT RIGHTS AND STANDSTILL AGREEMENT


                [Exhibit F to the Agreement and Plan of Merger]